UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 24, 2011
TIVO INC.
(Exact name of registrant as specified in its charter)
_______________________

Delaware	000-27141	77-0463167
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2160 Gold Street,
Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (408) 519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
On August 24, 2011, we announced financial results for our second quarter of fiscal year 2012 ended July 31, 2011. Net service revenues were $34.0 million in the second quarter of fiscal year 2012, a decrease from the $35.7 million in the same prior year period. Net technology revenues increased to $15.6 million in the second quarter ended July 31, 2011 compared to $6.4 million in the same prior year period. The net loss for the quarter was $(19.6) million or $(0.17) per basic and diluted share, compared to a net loss of $(15.3) million or $(0.13) per basic and diluted share, for the quarter ended July 31, 2010. We ended this quarter with approximately $628 million in cash and short-term investments, compared to approximately $243 million in cash and short-term investments in the same prior year period.
As of July 31, 2011, our total subscriptions were approximately 1.9 million. TiVo-Owned subscription gross additions were 25,000 for the quarter, compared to 32,000 in the second quarter fiscal year 2011. TiVo-Owned net subscription losses were 43,000 for the quarter ended July 31, 2011 as compared to 48,000 for the quarter ended July 31, 2010. Our monthly churn rate was (1.9)% for the quarter ended July 31, 2011 and TiVo-Owned subscriptions were approximately 1.2 million compared to 1.4 million a year ago. The installed base of MSO/Broadcasters' TiVo subscriptions was approximately 763,000 compared to approximately 1.0 million in the same prior year period.

TIVO INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and share amounts)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2011	2010	2011	2010
Revenues
Service revenues	$34,016	$35,654	$67,350	$71,898
Technology revenues	15,586	6,415	21,089	13,388
Hardware revenues	11,580	9,481	18,495	27,650
Net revenues	61,182	51,550	106,934	112,936
Cost of revenues
Cost of service revenues	9,089	9,887	17,889	20,290
Cost of technology revenues	3,813	4,211	10,833	9,232
Cost of hardware revenues	13,401	11,546	22,254	30,765
Total cost of revenues	26,303	25,644	50,976	60,287
Gross margin	34,879	25,906	55,958	52,649
Research and development	26,042	19,326	53,270	37,954
Sales and marketing	6,905	6,622	13,242	14,382
Sales and marketing, subscription acquisition costs	2,441	1,366	3,674	4,557
General and administrative	17,826	14,103	40,278	25,800
Litigation Proceeds	—	—	(175,716)	—
Total operating expenses	53,214	41,417	(65,252)	82,693
Income (loss) from operations	(18,335)	(15,511)	121,210	(30,044)
Interest income	678	381	3,841	750
Interest expense and other income (expense)	(1,965)	(145)	(4,589)	(147)
Income (loss) before income taxes	(19,622)	(15,275)	120,462	(29,441)
Benefit from (provision for) income taxes	71	(29)	(988)	(63)
Net income (loss)	$(19,551)	$(15,304)	$119,474	$(29,504)

Net income (loss) per common share
Basic	$(0.17)	$(0.13)	$1.03	$(0.26)
Diluted	$(0.17)	$(0.13)	$0.91	$(0.26)

Income (loss) for purposes of computing net income (loss) per share:
Basic	(19,551)	(15,304)	119,474	(29,504)
Diluted	(19,551)	(15,304)	122,472	(29,504)

Weighted average common and common equivalent shares:
Basic	116,146,567	113,814,828	115,695,989	112,663,287
Diluted	116,146,567	113,814,828	135,161,128	112,663,287

TIVO INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share and share amounts)
(unaudited)

	July 31, 2011	January 31, 2011
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$96,027	$71,221
Short-term investments	531,798	138,216
Accounts receivable, net of allowance for doubtful accounts of $406 and $275, respectively	11,246	16,011
Inventories	13,588	13,228
Deferred cost of technology revenues, current	12,056	13,760
Prepaid expenses and other, current	11,174	6,983
Total current assets	675,889	259,419
LONG-TERM ASSETS
Property and equipment, net of accumulated depreciation of $44,217 and $44,682, respectively	10,377	10,229
Purchased technology, capitalized software, and intangible assets, net of accumulated amortization of $16,438 and $15,110, respectively	5,909	6,956
Deferred cost of technology revenues, long-term	13,573	2,100
Prepaid expenses and other, long-term	4,123	1,224
Long-term investments	3,400	5,890
Total long-term assets	37,382	26,399
Total assets	$713,271	$285,818
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$19,202	$18,052
Accrued liabilities	34,002	30,115
Deferred revenue, current	74,720	33,792
Total current liabilities	127,924	81,959
LONG-TERM LIABILITIES
Deferred revenue, long-term	100,927	34,857
Convertible senior notes	172,500	—
Deferred rent and other long-term liabilities	560	246
Total long-term liabilities	273,987	35,103
Total liabilities	401,911	117,062
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001: Authorized shares are 10,000,000; Issued and outstanding shares - none	—	—
Common stock, par value $0.001: Authorized shares are 275,000,000; Issued shares are 121,718,388 and 117,420,874, respectively and outstanding shares are 120,441,826 and 116,475,318, respectively	122	117
Treasury stock, at cost - 1,276,562 shares and 945,556 shares, respectively	(11,869)	(8,660)
Additional paid-in capital	982,855	956,947
Accumulated deficit	(659,751)	(779,225)
Accumulated other comprehensive income (loss)	3	(423)
Total stockholders’ equity	311,360	168,756
Total liabilities and stockholders’ equity	$713,271	$285,818

TIVO INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Six Months Ended July 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$119,474	$(29,504)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment and intangibles	4,493	4,560
Loss on disposal of fixed assets	—	42
Stock-based compensation expense	14,559	12,374
Amortization of discounts and premiums on investments	1,010	1,076
Non-cash loss on overallotment option	1,536	—
Utilization and write-down of trade credits	619	65
Allowance for doubtful accounts	267	184
Changes in assets and liabilities:
Accounts receivable	4,498	3,214
Inventories	(360)	(6,789)
Deferred cost of technology revenues	(9,178)	(5,483)
Prepaid expenses and other	(1,915)	(926)
Accounts payable	985	1,997
Accrued liabilities	3,887	(1,411)
Deferred revenue	106,998	(3,828)
Deferred rent and other long-term liabilities	314	21
Net cash provided by (used in) operating activities	$247,187	$(24,408)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of short-term investments	(567,013)	(84,190)
Sales or maturities of long-term and short-term investments	174,222	81,573
Acquisition of property and equipment	(3,148)	(4,113)
Acquisition of capitalized software and intangibles	(281)	—
Net cash used in investing activities	$(396,220)	$(6,730)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of convertible senior notes, net	166,285	—
Proceeds from issuance of common stock related to exercise of common stock options	7,479	29,185
Proceeds from issuance of common stock related to employee stock purchase plan	3,284	2,407
Treasury stock - repurchase of stock for tax withholding	(3,209)	(3,794)
Net cash provided by financing activities	$173,839	$27,798
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$24,806	$(3,340)
CASH AND CASH EQUIVALENTS:
Balance at beginning of period	71,221	70,891
Balance at end of period	$96,027	$67,551

TIVO INC.
OTHER DATA
Subscriptions	Three Months Ended July 31,
(Subscriptions in thousands)	2011	2010
TiVo-Owned Subscription Gross Additions:	25	32
Subscription Net Additions/(Losses):
TiVo-Owned	(43)	(48)
MSOs/Broadcasters	10	(77)
Total Subscription Net Additions/(Losses)	(33)	(125)
Cumulative Subscriptions:
TiVo-Owned	1,165	1,366
MSOs/Broadcasters	763	1,018
Total Cumulative Subscriptions	1,928	2,384
% of TiVo-Owned Cumulative Subscriptions paying recurring fees	57%	56%

Included in the 1,165,000 TiVo-Owned subscriptions are approximately 286,000 lifetime subscriptions that have reached the end of the period TiVo uses to recognize lifetime subscription revenue. These lifetime subscriptions no longer generate subscription revenue.
Subscriptions. Management reviews this metric, and believes it may be useful to investors, in order to evaluate our relative position in the marketplace and to forecast future potential service revenues. The TiVo-Owned lines refer to subscriptions sold directly or indirectly by TiVo to consumers who have TiVo-enabled DVRs and for which TiVo incurs acquisition costs. The MSOs/Broadcasters lines refer to subscriptions sold to consumers by MSOs/Broadcasters such as DIRECTV, Cablevision Mexico, Seven/Hybrid TV (Australia), Television New Zealand (TVNZ) (New Zealand), Virgin Media (United Kingdom), RCN, Suddenlink, and Comcast (under the prior agreement with Comcast) and for which TiVo expects to incur little or no acquisition costs. Additionally, we provide a breakdown of the percent of TiVo-Owned subscriptions for which consumers pay recurring fees, including on a monthly and a prepaid one, two, or three year basis, as opposed to a one-time prepaid product lifetime fee.
We define a “subscription” as a contract referencing a TiVo-enabled DVR for which (i) a consumer has committed to pay for the TiVo service and (ii) service is not canceled. We count product lifetime subscriptions in our subscription base until both of the following conditions are met: (i) the period we use to recognize product lifetime subscription revenues ends; and (ii) the related DVR has not made contact to the TiVo service within the prior six month period. Product lifetime subscriptions past this period which have not called into the TiVo service for six months are not counted in this total. We amortize all product lifetime subscriptions over a 60 month period. We are not aware of any uniform standards for defining subscriptions and caution that our presentation may not be consistent with that of other companies. Additionally, the subscription fees that our MSOs/Broadcasters pay us are typically based upon a specific contractual definition of a subscriber or subscription which may not be consistent with how we define a subscription for our reporting purposes nor be representative of how such subscription fees are calculated and paid to us by our MSOs/Broadcasters. Our MSOs/Broadcasters subscription data is based in part on reporting from our third party MSOs/Broadcasters partners.

TIVO INC.
OTHER DATA - KEY BUSINESS METRICS

	Three Months Ended July 31,
TiVo-Owned Churn Rate	2011	2010
	(In thousands, except churn rate per month)
Average TiVo-Owned subscriptions	1,188	1,390
TiVo-Owned subscription cancellations	(68)	(80)
TiVo-Owned Churn Rate per month	(1.9)%	(1.9)%

TiVo-Owned Churn Rate per Month. Management reviews this metric, and believes it may be useful to investors, in order to evaluate our ability to retain existing TiVo-Owned subscriptions (including both monthly and product lifetime subscriptions) by providing services that are competitive in the market. Management believes factors such as service enhancements, service commitments, higher customer satisfaction, and improved customer support may improve this metric. Conversely, management believes factors such as increased competition, lack of competitive service features such as high definition television recording capabilities in our older model DVRs or access to certain digital television channels or MSO Video-on-Demand services, as well as, increased price sensitivity and installation and CableCARDTM technology limitations may cause our TiVo-Owned Churn Rate per month to increase.
We define the TiVo-Owned Churn Rate per month as the total TiVo-Owned subscription cancellations in the period divided by the Average TiVo-Owned subscriptions for the period (including both monthly and product lifetime subscriptions), which then is divided by the number of months in the period. We calculate Average TiVo-Owned subscriptions for the period by adding the average TiVo-Owned subscriptions for each month and dividing by the number of months in the period. We calculate the average TiVo-Owned subscriptions for each month by adding the beginning and ending subscriptions for the month and dividing by two. We are not aware of any uniform standards for calculating churn and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2011	2010	2011	2010
Subscription Acquisition Costs	(In thousands, except SAC)
Sales and marketing, subscription acquisition costs	$2,441	$1,366	$7,286	$7,785
Hardware revenues	(11,580)	(9,481)	(42,463)	(61,069)
Less: MSOs/Broadcasters-related hardware revenues	8,079	1,601	18,691	20,046
Cost of hardware revenues	13,401	11,546	60,522	73,163
Less: MSOs/Broadcasters-related cost of hardware revenues	(6,019)	(1,222)	(13,730)	(17,647)
Total Acquisition Costs	6,322	3,810	30,306	22,278
TiVo-Owned Subscription Gross Additions	25	32	147	145
Subscription Acquisition Costs (SAC)	$253	$119	$206	$154

Subscription Acquisition Cost or SAC. Management reviews this metric, and believes it may be useful to investors, in order to evaluate trends in the efficiency of our marketing programs and subscription acquisition strategies. We define SAC as our total TiVo-Owned acquisition costs for a given period divided by TiVo-Owned subscription gross additions for the same period. We define total acquisition costs as sales and marketing, subscription acquisition costs less net TiVo-Owned related hardware revenues (defined as TiVo-Owned related gross hardware revenues less rebates, revenue share and market development funds paid to retailers) plus TiVo-Owned related cost of hardware revenues. The sales and marketing, subscription acquisition costs line item includes advertising expenses and promotion-related expenses directly related to subscription acquisition activities, but does not include expenses related to advertising sales. We do not include third parties’ subscription gross additions, such as MSOs/Broadcasters’ gross additions with TiVo subscriptions, in our calculation of SAC because we typically incur limited or no acquisition costs for these new subscriptions, and so we also do not include MSOs/Broadcasters’ sales and marketing, subscription acquisition costs, hardware revenues, or cost of hardware revenues in our calculation of TiVo-Owned SAC. We are not aware of any uniform standards for calculating total acquisition costs or SAC and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended July 31,
TiVo-Owned Average Revenue per Subscription	2011	2010
	(In thousands, except ARPU)
Total Service revenues	$34,016	$35,654
Less: MSOs/Broadcasters-related service revenues	(4,371)	(3,819)
TiVo-Owned-related service revenues	29,645	31,835
Average TiVo-Owned revenues per month	9,882	10,612
Average TiVo-Owned per month subscriptions	1,188	1,390
TiVo-Owned ARPU per month	$8.31	$7.63

	Three Months Ended July 31,
MSOs/Broadcasters Average Revenue per Subscription	2011	2010
	(In thousands, except ARPU)
Total Service revenues	$34,016	$35,654
Less: TiVo-Owned-related service revenues	(29,645)	(31,835)
MSOs/Broadcasters-related service revenues	4,371	3,819
Average MSOs/Broadcasters revenues per month	1,457	1,273
Average MSOs/Broadcasters per month subscriptions	753	1,063
MSOs/Broadcasters ARPU per month	$1.94	$1.20

Average Revenue Per Subscription or ARPU. Management reviews this metric, and believes it may be useful to investors, in order to evaluate the potential of our subscription base to generate revenues from a variety of sources, including service fees, advertising, and audience research measurement. You should not use ARPU as a substitute for measures of financial performance calculated in accordance with GAAP. Management believes it is useful to consider this metric excluding the costs associated with rebates, revenue share, and other payments to channel because of the discretionary and varying nature of these expenses and because management believes these expenses, which are included in hardware revenues, net, are more appropriately monitored as part of SAC. We are not aware of any uniform standards for calculating ARPU and caution that our presentation may not be consistent with that of other companies. Furthermore, ARPU for our MSOs/Broadcasters may not be directly comparable to the service fees we may receive from these partners on a per subscription basis as the fees that our MSOs/Broadcasters pay us may be based upon a specific contractual definition of a subscriber or subscription which may not be consistent with how we define a subscription for our reporting purposes or be representative of how such subscription fees are calculated and paid to us by our MSOs/Broadcasters. For example, an agreement that includes contractual minimums may result in a higher than expected MSOs/Broadcasters ARPU if such fixed minimum fee is spread over a small number of subscriptions.
We calculate ARPU per month for TiVo-Owned subscriptions by subtracting MSOs/Broadcaster-related service revenues (which includes MSOs/Broadcasters’ subscription service revenues and MSOs/Broadcasters’-related advertising revenues) from our total reported net service revenues and dividing the result by the number of months in the period. We then divide by Average TiVo-Owned subscriptions for the period, calculated as described above for churn rate. The above table shows this calculation.
We calculate ARPU per month for MSOs/Broadcasters’ subscriptions by first subtracting TiVo-Owned-related service revenues (which includes TiVo-Owned subscription service revenues and TiVo-Owned related advertising revenues) from our total reported service revenues. Then we divide average revenues per month for MSOs/Broadcasters’-related service revenues by the average MSOs/Broadcasters’ subscriptions for the period. The above table shows this calculation.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, TiVo's future business and growth strategies including future subscription growth with TiVo's MSO/Broadcaster customers and subscription growth in TiVo's retail business, future repurchases of TiVo stock by TiVo, the timing of future TiVo product roll-outs and availability of particular products in the future with customers such as DIRECTV, ONO, Charter, RCN, and Grande Communications among others, TiVo's ability to leverage its research and development in the future between customers and MSO and retail markets and the future strength and value of TiVo's intellectual property portfolio. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, "believe," "expect," "may," "will," "intend," "estimate," "continue," or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include delays in development, competitive service offerings and lack of market acceptance, as well as the other potential factors described under "Risk Factors" in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2011, our Quarterly Report on Form 10-Q for the period ended April 30, 2011, and Current Reports on Form 8-K. The Company cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. TiVo disclaims any obligation to update these forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: August 24, 2011	By:	/s/ Anna Brunelle
Anna Brunelle
Chief Financial Officer
(Principal Financial and Accounting Officer)